Exhibit 99.4

NOTICE OF GUARANTEED DELIVERY

For Tender Of Any And All Outstanding

$500,000,000 Floating Rate Notes due June 21, 2010

And

$500,000,000 6.00% Notes due June 15, 2017

And

$500,000,000 6.50% Notes due June 15, 2037

of

UnitedHealth Group Incorporated

This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used to tender $500,000,000 Floating Rate Notes due June 21, 2010 (the “Old 2010 Notes”), $500,000,000 6.00% Notes due June 15, 2017 (the “Old 2017 Notes”), and $500,000,000 6.50% Notes due June 15, 2037 (the “Old 2037 Notes” and, together with the Old 2010 Notes and the Old 2017 Notes, the “Old Notes”), pursuant to the Exchange Offer described in the Prospectus dated ,                      2007 (as the same may be amended or supplemented from time to time, the “Prospectus”) of UnitedHealth Group Incorporated (the “Company”), if certificates for the Old Notes are not immediately available, or time will not permit the Old Notes, the Letter of Transmittal and all other required documents to be delivered to Wilmington Trust Company (the “Exchange Agent”) prior to 5:00 p.m., New York City time, on ,                      2008, or such later date and time to which the Exchange Offer may be extended (the “Expiration Date”), or the procedures for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be delivered by hand or sent by facsimile transmission or mail to the Exchange Agent, and must be received by the Exchange Agent prior to the Expiration Date. See “The Exchange Offer—Guaranteed Delivery Procedures” in the Prospectus. Capitalized terms used but not defined herein shall have the same meaning given them in the Prospectus.

The Exchange Agent for the Exchange Offer is:

WILMINGTON TRUST COMPANY

By Registered or Certified Mail, Hand Delivery or Overnight Courier:	By Facsimile (Eligible Institutions Only):

Wilmington Trust Company Rodney Square North 1100 North Market Street Wilmington, DE 19890-1626 Attention: Exchanges Reference: UnitedHealth Group Incorporated	Wilmington Trust Company (302) 636-4139 Attention: Exchanges Reference: UnitedHealth Group Incorporated Confirm by telephone: (302) 636-6470

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an “Eligible Institution” under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

The undersigned hereby tenders to the Company, upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal, the Old Notes indicated below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption “The Exchange Offer—Guaranteed Delivery Procedures.”

Name(s) of Registered Holder(s):
(Please Print or Type)

Signature(s):

Address(es):

Area Code(s) and Telephone Number(s):

Account Number:

Date:

Certificate No(s). (if available)	Series of Note(s)	Principal Amount of Old Notes Tendered*

*	Must be in initial amounts of $2,000 and integral multiples of $1,000 principal amount at maturity.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

PLEASE SIGN HERE

X

X
Signature(s) or Owner(s) or Authorized Signatory Date

Area Code and Telephone Number:

Must be signed by the holder(s) of the Old Notes as their name(s) appear(s) on certificates for Old Notes or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below.

PLEASE PRINT NAMES AND ADDRESSES

Name(s):

Capacity:

Addresses:

THE GUARANTEE ON THE NEXT PAGE MUST BE COMPLETED

GUARANTEE OF DELIVERY (Not to be used for signature guarantee)

The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or a correspondent in the United States or an “eligible guarantor institution” within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees that the undersigned will deliver to the Exchange Agent the certificates representing the Old Notes being tendered hereby in proper form for transfer (or a confirmation of book-entry transfer of such Old Notes into the Exchange Agent’s account at the book-entry transfer facility of The Depository Trust Company (“DTC”)) with delivery of a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other required documents, all within three New York Stock Exchange trading days after the date of execution of the Notice of Guaranteed Delivery.

Name of Firm:

Authorized Signature

Name:
Please Print or Type

Title:

Dated:

Address:

Zip Code:

Telephone No.:

Note:    Do not send certificates for Old Notes with this form.

The institution that completes this form must communicate the guarantee to the Exchange Agent and must deliver the certificates representing any Old Notes (or a confirmation of book-entry transfer of such Old Notes into the Exchange Agent’s account at DTC) and the Letter of Transmittal to the Exchange Agent within the time period shown herein. Failure to do so could result in a financial loss to such institution.

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